UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017

APT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

505 Montgomery Street, 11th Floor San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 200-1105

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Paying Debt created by an earlier Material Definitive Agreement.

On May 17, 2017, APT Systems, Inc. (“we,” “us,” “our,” or “Company”) issued a $53,000.00 convertible debenture (the “Debenture”) to PowerUp Lending Group, Ltd. (“Buyer”), in exchange for $50,000.00 in cash, which was funded in full by May 17, 2017. The Debenture bears interest at 8% per annum. The principal amount as well as the accrued and unpaid interest under the Debenture as agreed is due and payable on November 16, 2017. The Debenture contained representations, warranties, events of default, beneficial ownership limitations, and other provisions that are customary of similar instruments. At any time while the Debenture was outstanding, we could redeem any portion of the principal amount of the Debenture by making a payment of 137% multiplied by the prepayment amount plus the applicable accrued and unpaid interest. We notified the Buyer of our intent to repay funds and interest on November 10, 2017.

On November 15 and 16, 2017, APT Systems, Inc. issued two wire transfers to the Buyer’s bank for the full total amount due being $75,474.61.

Item 9.01.Financial Statements and Exhibits

No Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APT SYSTEMS, INC (Registrant)

By:	/s/ Joseph Gagnon
Name:	Joseph Gagnon
Title:	Director and Corporate Secretary

Dated: November 22, 2017